UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2021

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4242 Campus Point Court, Suite 200, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 251-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HRTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sharmila Dissanaike, M.D.

Effective as of September 20, 2021, the Board of Directors (the “Board”) of Heron Therapeutics, Inc. (the “Company”) appointed Sharmila Dissanaike, M.D. to the Board, to serve an initial term ending with the 2022 Annual Meeting of Stockholders.

Dr. Dissanaike has been University Distinguished Professor and Peter C. Canizaro Chair of the Department of Surgery at Texas Tech University Health Sciences Center (TTUHSC) since 2016. In addition, from 2015 to 2018, Dr. Dissanaike served as Interim Director of the Timothy J. Harnar Burn Center at University Medical Center in Lubbock, Texas (UMC). From 2014 to 2017, Dr. Dissanaike served as Trauma Medical Director of the John A. Griswold Level 1 Trauma Center at UMC. In January 2021, she was appointed to the Texas Medical Board by Governor Greg Abbott.

Dr. Dissanaike is a clinically active trauma, burn and acute care surgeon who has won over 50 awards for clinical, academic and research excellence and service during her career. Dr. Dissanaike has published over 100 peer-reviewed scientific articles, in addition to numerous book chapters, peer-reviewed presentations and national and international invited lectureships. Dr. Dissanaike holds multiple national leadership and quality assurance roles including Chair of the American Burn Association Verification Committee, member of the American College of Surgeons Trauma Verification Committee and Committee on Trauma, and on the Boards of the American Burn Association and Southwestern Surgical Congress. She serves the American College of Surgeons as Governor and on the Committee for Ethics, the Advisory Council of Rural Surgery and Program Committee, highlighting her wide array of interests and longstanding dedication to advancing all aspects of surgical care.

Dr. Dissanaike received her medical degree from the University of Sydney, Australia and her undergraduate degree from Methodist College in Colombo, Sri Lanka. Dr. Dissanaike completed her postgraduate medical training at the University of Washington at Harborview Medical Center, the Department of Surgery at TTUHSC, the Department of Surgery at Albert Einstein College of Medicine at Beth Israel Medical Center and the Department of Medicine at Inverclyde Hospital, National Health Service. The Board has concluded that Dr. Dissanaike should serve as a director based on her experience and achievements in surgical medicine.

The Board has determined that Dr. Dissanaike qualifies as an “independent” director within the meaning of the Nasdaq Marketplace Rules and Section 10A of the Securities Exchange Act of 1934. Dr. Dissanaike is not expected to immediately serve on any Board committees.

Dr. Dissanaike is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Dr. Dissanaike and any other persons pursuant to which she was selected as a director. Dr. Dissanaike is expected to receive cash compensation for her service on the Board consistent with the non-employee director compensation described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 22, 2021, together with (a) equity-based compensation in the form of (i) an initial stock award of 37,500 options and 6,250 restricted stock units and (ii) future annual stock awards consistent with the Company’s current non-employee director compensation practices at the time of such annual awards and (b) cash compensation for any future service on committees of the Board in an amount consistent with the Company’s current non-employee director compensation practices at the time of such service.

Susan Rodriguez

Effective as of September 20, 2021, the Board appointed Susan Rodriguez to the Board, to serve an initial term ending with the 2022 Annual Meeting of Stockholders.

Ms. Rodriguez has served as Chief Commercial Officer of Ardelyx, Inc. since May 2020. Ms. Rodriguez has more than 25 years of experience in the biopharmaceutical industry, serving in senior commercial and operational management roles. From 2014 to 2019, Ms. Rodriguez served as the Chief Executive Officer of Tolmar Pharmaceuticals, Inc., a U.S. commercial specialty oncology company, for which in 2019, Ms. Rodriguez was named President of the branded division upon the formation of the global entity, Tolmar, Inc. At Tolmar, Ms. Rodriguez built out their U.S. specialty pharmaceutical business to become a market leader, which required establishing commercial presence in both 340B and private hospitals. Prior to Tolmar, from 1990 to 2014, Ms. Rodriguez held various positions of increasing responsibility at Abbott Laboratories (NYSE: ABT), most recently as Divisional Vice President of Global Marketing, where she led the global marketing function for an international portfolio of products. Prior to this role, Ms. Rodriguez served as the Vice President and General Manager of the Abbott Renal Franchise. Ms. Rodriguez received both a M.S. and B.S. in Psychology from the University of Pennsylvania. The Board has concluded that Ms. Rodriguez should serve as a director based on her experience in senior management and commercial operations with other biotechnology and pharmaceutical companies.

The Board has determined that Ms. Rodriguez qualifies as an “independent” director within the meaning of the Nasdaq Marketplace Rules and Section 10A of the Securities Exchange Act of 1934. Ms. Rodriguez is not expected to immediately serve on any Board committees.

Ms. Rodriguez is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Ms. Rodriguez and any other persons pursuant to which she was selected as a director. Ms. Rodriguez is expected to receive cash compensation for her service on the Board consistent with the non-employee director compensation described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 22, 2021, together with (a) equity-based compensation in the form of (i) an initial stock award of 37,500 options and 6,250 restricted stock units and (ii) future annual stock awards consistent with the Company’s current non-employee director compensation practices at the time of such annual awards and (b) cash compensation for any future service on committees of the Board in an amount consistent with the Company’s current non-employee director compensation practices at the time of such service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

Date: September 24, 2021	/s/ David Szekeres
David Szekeres Executive Vice President, Chief Operating Officer